EXHIBIT 23.1


                CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 19, 1996 (except Note 11 as to which the date is September 4, 1996), appearing on page 16 of O'Sullivan Industries Holdings, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1996.




PRICE WATERHOUSE LLP
Fort Worth, Texas
February 7, 1997